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                                                                EXHIBIT 10.56(c)


      [FORM OF STOCK OPTION AGREEMENT FOR FORMER FOUNDING SHAREHOLDERS OF
                             NORTHWEST LOGIC, INC.]

          ALTERA CORPORATION 2000 NON-QUALIFIED STOCK OPTION PLAN NO. 1

                   NOTICE OF NON-QUALIFIED STOCK OPTION GRANT


        Grantee's Name and Address:
                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

        You have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Non-Qualified Stock Option Grant (the "Notice"), the Altera Corporation 2000 Non-Qualified Stock Option Plan No. 1, as amended from time to time (the "Plan") and the Non-Qualified Stock Option Award Agreement (the "Option Agreement") attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

        Grant Number
                                       -----------------------------------------
        Date of Grant
                                       -----------------------------------------
        Vesting Commencement Date
                                       -----------------------------------------
        Exercise Price per Share       $
                                        -------------------
        Total Number of Shares subject
        to the Option
                                       -----------------------------------------
        Total Exercise Price           $
                                        ----------------------------------------
        Expiration Date:
                                       --------------------

Definitions:

        As used herein, the following definitions shall apply:

        "Cause" shall be deemed to exist if (a), in the reasonable judgment of the Company's Chief Executive Officer, the Grantee: (i) commits fraud, theft or embezzlement of a type that would be subject to prosecution under Federal or Oregon law, against the Company or any Related Entity, and there is clear and convincing evidence that such fraud, theft, or embezzlement occurred; (ii) is convicted for having committed a serious felony, and such conviction has a significant adverse effect on the affairs or business of the Company; (iii) compromises or attempts to compromise material trade secrets or other proprietary information of the Company and such action materially damages the Company, or in the event of an unsuccessful attempt, would likely have caused material damage to the Company if successful; (iv) materially breaches any non-competition or non-solicitation agreement with the Company or any Related Entity; (v) fails to devote such business time and effort necessary to adequately and properly discharge his or her duties to the Company or any Related Entity or engages in outside activities that substantially interfere with such efforts; or (vi) engages in any grossly negligent act or willful misconduct in the scope of his or her duties to the Company or any Related
Entity
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or (b) if the Related Entity employing the Grantee is sold or otherwise disposed of by the Company such that it is no longer a Related Entity and the Grantee has not been offered employment with the Company or any Related Entity on or before such sale or other disposal. During any criminal prosecution covered by subsection (a)(ii) above, the vesting of Shares subject to the Option shall be suspended. If the prosecution does not result in a conviction, the Grantee shall receive credit toward vesting for the period of the prosecution as if the prosecution had not occurred.

        "Good Reason" means that the Company or any Related Entity employing the Grantee has, without such Grantee's express written consent, (1) reduced such Grantee's base salary, except in the case of a general salary reduction plan;
(2) required such Grantee to assume a position that is not in a _______________________________ capacity; or (3) moved such Grantee's primary workplace outside of the greater metropolitan Portland, Oregon area.

Vesting Schedule:

        (a) Subject to Grantee's Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule: 25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and an additional 25% of the Shares subject to the Option shall vest on each yearly anniversary of the Vesting Commencement Date thereafter.

        (b) During any Approved Leave of Absence, the vesting of the Option as provided in this schedule shall cease after the Approved Leave of Absence exceeds a period of ninety (90) days. Vesting of the Option shall resume upon the Grantee's termination of the Approved Leave of Absence and return to Continuous Service to the Company or a Related Entity. The vesting schedule set forth in (a) above shall be adjusted in the event that vesting temporarily ceases pursuant to this paragraph.

        (c) In the event of termination of the Grantee's Continuous Service by the Company or a Related Entity without Cause or by the Grantee for Good Reason, such Grantee's unvested Shares subject to the Option shall fully vest immediately upon termination of such Continuous Service.

        (d) Upon the death or Disability of the Grantee, only that portion of such Grantee's Shares subject to the Option that would have vested on the next anniversary of the Vesting Commencement Date (subject to any adjustments in the vesting schedule required by (b) above) shall immediately vest.

        (e) If the Grantee's Continuous Service ceases for any reason other than by death, Disability or termination by the Company or a Related Entity without Cause or by the Grantee for Good Reason, vesting of the Shares subject to the Option shall immediately cease.
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        IN WITNESS WHEREOF, the Company and the Grantee have executed this
Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.


                                       Altera Corporation,
                                       a Delaware corporation

                                       By:
                                           -------------------------------------


THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE'S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE RIGHT OF THE GRANTEE'S EMPLOYER TO TERMINATE GRANTEE'S CONTINUOUS SERVICE, FOR ANY REASON. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, GRANTEE'S EMPLOYMENT STATUS IS AT WILL.

        The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with
Section 12 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.


Dated:                                 Signed:
       ----------------------                  ---------------------------------
                                                            Grantee
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                                                      GRANT NUMBER:
                                                                    ------------


          ALTERA CORPORATION 2000 NON-QUALIFIED STOCK OPTION PLAN NO. 1

                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

        1. Grant of Option. Altera Corporation, a Delaware corporation (the "Company"), hereby grants to the Grantee (the "Grantee") named in the Notice of Stock Option Grant (the "Notice"), an option (the "Option") to purchase the Total Number of Shares of Common Stock subject to the Option (the "Shares") set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the "Exercise Price") subject to the terms and provisions of the Notice, this Non-Qualified Stock Option Award Agreement (the "Option Agreement") and the Company's 2000 Non-Qualified Stock Option Plan No. 1, as amended from time to time (the "Plan"), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

        2. Exercise of Option.

                (a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction. In no event shall the Company issue fractional Shares.

                (b) Method of Exercise. The Option shall be exercisable only by delivery to the Company or its authorized representative of an exercise notice in the form approved by the Administrator and in effect at the time of exercise by such method as determined from time to time by the Administrator accompanied by payment of the Exercise Price.

                (c) Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax, employment tax, and social security tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise of the Option, the Company or the Grantee's employer may offset or withhold (from any amount owed by the Company or the Grantee's employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax obligations and/or the employer's withholding obligations.

        3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

                (a) cash;

                (b) check;
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                (c) surrender of shares of Common Stock or delivery of a
properly executed form of attestation of ownership of shares of Common Stock as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the shares of Common Stock used to pay the exercise price);

                (d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

                (e) a reduction in the amount of any Company liability to the Grantee, including any liability attributable to the Grantee's participation in any Company-sponsored deferred compensation program or arrangement; or

                (f) any combination of the foregoing methods of payment.

        4. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

        5. Termination or Change of Continuous Service. If Grantee's Continuous Service is terminated by the Company or a Related Entity without Cause or by the Grantee for Good Reason, the Grantee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise the Option, but only within sixty (60) days of such Termination Date. If Grantee's Continuous Service is terminated for any other reason (other than for Disability or death, which is governed by Section 6 below), the Grantee may, to the extent otherwise so entitled at the Termination Date, exercise the Option, but only within thirty
(30) days of such Termination Date. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. Except as provided in
Section 6 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option within the time specified herein, the Option shall terminate.

        6. Disability or Death of Grantee. If the Grantee's Continuous Service terminates as a result of his or her Disability or death, this Option may be exercised, but only within six (6) months from the Termination Date (and in no event later than the Expiration Date), and only to the extent the Grantee was otherwise entitled to exercise it on the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Option is not exercised to the extent so entitled to be within the time specified herein, the Option shall terminate.
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        7. Transferability of Option. The Option may be transferred to any person by will and by the laws of descent and distribution or during the lifetime of the Grantee pursuant to a domestic relations order to the extent and in the manner determined by the Administrator. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

        8. Term of Option. The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

        9. Tax Consequences. THE COMPANY MAKES NO REPRESENTATION OR WARRANTY TO THE GRANTEE AS TO THE TAX CONSEQUENCES OF VESTING OR EXERCISE OF AN OPTION AND DISPOSITION OF THE SHARES. ACCORDINGLY, THE GRANTEE SHOULD CONSULT A TAX ADVISER REGARDING VESTING OR EXERCISING OF THE OPTION OR DISPOSING OF THE SHARES.

        10. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

        11. Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

        12. Dispute Resolution The provisions of this Section 12 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company, the Grantee, and the Grantee's assignees pursuant to Section 7 (the "parties") shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation within ninety (90) days of the written notification, either party may commence litigation to resolve the dispute. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more
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provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

        13. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon confirmed electronic or personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the Grantee at its address as shown in the Notice or to the Company at 101 Innovation Drive, San Jose, California 95134, or to such other address as such party may designate in writing from time to time to the other party.